Exhibit 99(b)
STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER REGARDING THE FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS
I, Mark E. Tomkins, Senior Vice President and Chief Financial Officer, state and attest that:
(1)	To the best of my knowledge, based upon a review of the covered reports of Vulcan Materials Company, and, except as corrected or supplemented in a subsequent covered report:
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no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

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no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with Vulcan Materials Company's Audit Review Committee.
(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":
	-	Annual Report on Form 10-K for Fiscal Year ended December 31, 2001 as filed with the U.S. Securities and Exchange Commission on March 27, 2002;
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all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Vulcan Materials Company filed with the Commission subsequent to the filing of the Form 10-K identified above; and

	-	any amendments to any of the foregoing.
/s/Mark E. Tomkins Mark E. Tomkins Senior Vice President and Chief Financial Officer Vulcan Materials Company Date: August 13, 2002		Subscribed and sworn to before me this 13th day of August, 2002. /s/Angela M. Moreland Notary Public My Commission Expires: 11/14/03